Exhibit 3


                             Articles of Amendment
                                      to
                           Articles of Incorporation
                                      of

                               THE OZONE MAN, INC.
________________________________________________________________________________
    (Name of Corporation as currently filed with the Florida Dept. of State)

                                     636434
________________________________________________________________________________
                (Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of
Incorporation:

A. If amending name, enter the new name of the corporation:

                       TOMI Environmental Solutions, Inc.
________________________________________________________________________________
The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."


B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS )



C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)



D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent:  ________________________________

                               ________________________________
                                   (Florida street address)

New Registered Office Address:
                               _____________________, Florida __________
                                       (City)                 (Zip Code)

New Registered Agent's Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

                               ________________________________
                               Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title             Name                 Address                Type of Action
-----             ----                 -------                --------------

______________    ________________     _____________________  [ ] Add
                                       _____________________  [ ] Remove
                                       _____________________

______________    ________________     _____________________  [ ] Add
                                       _____________________  [ ] Remove
                                       _____________________

______________    ________________     _____________________  [ ] Add
                                       _____________________  [ ] Remove
                                       _____________________


E. If amending or adding additional Articles, enter change(s) here:
(attach additional sheets, if necessary). (Be specific)

                            SEE ATTACHED SHEET


F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

N/A


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


The date of each amendment(s) adoption:  MAY 31, 2009

Effective date if applicable:
(no more than 90 days after amendment file date)


Adoption of Amendment(s) (CHECK ONE)

[ ] The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

[ ] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

    "The number of votes cast for the amendment(s) was/were sufficient for approval by ___________________________________________."
                                      (voting group)

[x] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

[ ] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.


               Dated  MAY 13, 2009

               Signature               /S/ HALDEN S. SHANE
                         __________________________________________________
                         (By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

                                         HALDEN S. SHANE
                         __________________________________________________
                             (Typed or printed name of person signing)

                                              CEO
                         __________________________________________________
                                     (Title of person signing)


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

                                    ATTACHMENT


Article No. 4 is amended to change the par value of the Preferred A Stock from $25.00 to $.01, change the conversion rate to one-to-one and eliminate any dividend payable thereon.

Article No. 4 is reiterated in its entirety:

"The company is authorized to issue 75,000,000 common shares. The par value of the common shares remains $.01 par value per share.

The company is authorized to issue 1,000,000 shares of cumulative, convertible $.01 Preferred A stock. Preferred shares are convertible into common shares at a conversion ratio of one share of preferred stock for one share of common stock. The Preferred A stock has no dividend attached.

The Company is authorized to issue 4,000 shares of Series B Preferred Stock. The Series B Preferred Stock shall be convertible at an exchange rate of 200 common shares for each Series B share and have a stated value per share of $1,000. The Series B Stock shall carry a cumulative dividend of 7.5% per annum and shall be senior in liquidation preference to the Common Stock and equal in liquidation preference to all other authorized classes of Preferred Stock. The dividend is payable in kind, at the election of the Company."